EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT (1) (2) (3)

The subsidiary companies of The Goodyear Tire & Rubber Company at December 31, 2013, and the places of incorporation or organization thereof, are:

PLACE OF
INCORPORATION
NAME OF SUBSIDIARY                         OR ORGANIZATION
---------------------------------                        ------------------------------

UNITED STATES

Celeron Corporation        Delaware
Divested Atomic Corporation        Delaware
Divested Companies Holding Company        Delaware
Divested Litchfield Park Properties, Inc.        Arizona
*Goodyear Dunlop Tires North America, Ltd.        Ohio
Goodyear Export Inc.        Delaware
Goodyear Farms, Inc.        Arizona
Goodyear International Corporation        Delaware
+Goodyear-SRI Global Purchasing Company        Ohio
+Goodyear-SRI Global Technologies LLC        Ohio
Goodyear Western Hemisphere Corporation        Delaware
Laurelwood Properties Inc.        Delaware
Retreading L Inc.        Delaware
Retreading L, Inc. of Oregon        Oregon
T&WA, Inc.        Kentucky
T&WA of Paris, LLC        Kentucky
Wheel Assemblies Inc.        Delaware
Wingfoot Commercial Tire Systems, LLC        Ohio
Wingfoot Corporation        Delaware

     PLACE OF
INCORPORATION
NAME OF SUBSIDIARY                        OR ORGANIZATION
---------------------------------                        ------------------------------

INTERNATIONAL

Abacom (Pty) Ltd        Botswana
Artic Retreading Limited        Zambia
C.A. Goodyear de Venezuela        Venezuela
+Compania Goodyear del Peru, S.A.        Peru
Compania Goodyear S. de R.L. de C.V.        Mexico
Corporacion Industrial Mercurio S.A. de C.V.        Mexico
+Disfago Grundstücksverwaltungs GmbH & Co. Vermietungs KG        Germany
*Dunglaide Limited        England
*Dunlop Grund und Service Verwaltungs GmbH        Germany
*Dunlop Tyres (Executive Pension Trustee) Limited        England
*Dunlop Tyres Limited        England
*GD Handelssysteme GmbH        Germany
*GD Versicherungsservice GmbH        Germany
+G.I.E. Goodyear Mireval        France
Goodyear Australia Pty Limited        Australia
Goodyear Canada Inc.        Canada
Goodyear Dalian Tire Company Ltd.        China
Goodyear de Chile S.A.I.C.        Chile
Goodyear de Colombia S.A.        Colombia
Goodyear do Brasil Produtos de Borracha Ltda        Brazil
Goodyear & Dunlop Tyres (Australia) Pty Ltd        Australia
Goodyear & Dunlop Tyres (NZ) Limited        New Zealand
*Goodyear Dunlop Sava Tires d.o.o.        Slovenia
*Goodyear Dunlop Tires Amiens Sud SAS        France
*Goodyear Dunlop Tires Austria GmbH        Austria
*Goodyear Dunlop Tires Baltic OU        Estonia
*Goodyear Dunlop Tires Belgium N.V.        Belgium
*Goodyear Dunlop Tires Czech s.r.o.        Czech Republic
*Goodyear Dunlop Tires Danmark A/S        Denmark
*Goodyear Dunlop Tires Espana S.A.        Spain
*Goodyear Dunlop Tires Europe B.V.        Netherlands
*Goodyear Dunlop Tires Finland OY        Finland
*Goodyear Dunlop Tires France        France

PLACE OF
INCORPORATION
NAME OF SUBSIDIARY                         OR ORGANIZATION
---------------------------------                        ------------------------------

INTERNATIONAL (Continued)

*Goodyear Dunlop Tires Germany GmbH         Germany
*Goodyear Dunlop Tires Hellas S.A.I.C.        Greece
*Goodyear Dunlop Tires Hungary Ltd.        Hungary
*Goodyear Dunlop Tires Ireland Ltd        Ireland
*Goodyear Dunlop Tires Ireland (Pension Trustees) Limited        Ireland
*Goodyear Dunlop Tires Italia SpA        Italy
*Goodyear Dunlop Tires Norge A/S        Norway
*Goodyear Dunlop Tires Operations S.A.        Luxembourg
*Goodyear Dunlop Tires Operations Romania S.r.L.        Romania
*Goodyear Dunlop Tires Polska Sp z.o.o.                        Poland
*Goodyear Dunlop Tires Portugal Unipessoal, Lda        Portugal
*Goodyear Dunlop Tires Romania S.r.L.        Romania
*Goodyear Dunlop Tires Slovakia s.r.o.        Slovakia
*Goodyear Dunlop Tires Suisse S.A.        Switzerland
*Goodyear Dunlop Tires Sverige A.B.        Sweden
*Goodyear Dunlop Tires Ukraine        Ukraine
*Goodyear Dunlop Tyres UK Ltd        England
*Goodyear Dunlop Tyres UK (Expatriate Pension Trustees) Limited        England
*Goodyear Dunlop Tyres UK (Pension Trustees) Limited        England
Goodyear Earthmover Pty Ltd        Australia
Goodyear EEMEA Financial Services Center Sp z.o.o.        Poland
Goodyear Holding Poland Sp z.o.o.        Poland
+Goodyear India Ltd        India
Goodyear Industrial Rubber Products Ltd        England
*Goodyear Italiana S.p.A.        Italy
+Goodyear Jamaica Limited        Jamaica
Goodyear Korea Company        Korea
+Goodyear Lastikleri TAS        Turkey
+Goodyear Malaysia Berhad            Malaysia
+Goodyear Marketing & Sales Sdn. Bhd.        Malaysia
Goodyear Maroc S.A.        Morocco
Goodyear Middle East FZE        Dubai
Goodyear Nederland B.V.        Netherlands
Goodyear Orient Company Private Limited        Singapore
+Goodyear Philippines, Inc.        Philippines
Goodyear Regional Business Services Inc.        Philippines
Goodyear Russia LLC        Russia
Goodyear S.A.        France
Goodyear S.A.        Luxembourg

PLACE OF
INCORPORATION
NAME OF SUBSIDIARY                        OR ORGANIZATION
---------------------------------                        ------------------------------

INTERNATIONAL (Continued)

Goodyear Servicios y Asistencia Tecnica S. de R.L. de C.V.            Mexico
Goodyear Servicios Comerciales S. de R.L. de C.V.        Mexico
Goodyear South Africa (Pty) Ltd        South Africa
Goodyear South Asia Tyres Private Limited            India
+Goodyear SRI Global Purchasing Yugen Kaisha            Japan
+Goodyear Taiwan Limited        Taiwan
+Goodyear (Thailand) Public Company Limited        Thailand
Goodyear Tire Management Company (Shanghai) Ltd.        China
Goodyear Tyre and Rubber Holdings (Pty) Ltd        South Africa
Goodyear Tyres Pty Ltd        Australia
Goodyear Tyres Vietnam LLC        Vietnam
Goodyear Wingfoot Kabushiki Kaisha        Japan
Hi-Q Automotive (Pty) Ltd        South Africa
+Holding Rhodanienne du Pneumatique – HRP        France
Kabushiki Kaisha Goodyear Aviation Japan        Japan
*Kelly-Springfield Tyre Company Ltd        England
*Kettering Tyres Ltd        England
*Luxembourg Mounting Center S.A.        Luxembourg
Magister Limited        Mauritius
*Motorway Tyres and Accessories (UK) Limited        England
Neumaticos Goodyear S.r.L.        Argentina
Nippon Giant Tyre Kabushiki Kaisha        Japan
O.T.R. International NZ Limited        New Zealand
+Polar Retreading Products (Pty) Limited        South Africa
Property Leasing S.A.        Luxembourg
+P.T. Goodyear Indonesia Tbk        Indonesia
Rossal No 103 (Pty) Ltd        South Africa
SACRT Trading Pty Ltd        Australia
+Safe-T-Tyre & Exhaust (Pty) Ltd        Lesotho
+Sandton Wheel Engineering (Pty) Limited        South Africa
*Sava Trade d.o.o. Zagreb        Croatia
Servicios y Montajes Eagle S. de R.L. de C.V.        Mexico
+Societe Savoisienne de Rechapage        France
*SP Brand Holding EEIG        Belgium
+SSR-Pneu Savoyard        France
Three Way Tyres & Rubber Distributors (Pty) Ltd        Botswana
+Tire Company Debica S.A.        Poland
Tredcor Export Services (Pty) Ltd        South Africa
Tredcor Kenya Limited        Kenya

PLACE OF
INCORPORATION
NAME OF SUBSIDIARY                         OR ORGANIZATION
---------------------------------                        ------------------------------

INTERNATIONAL (Continued)

Tredcor Limited (Malawi)        Malawi
+Tredcor (Tanzania) Ltd        Tanzania
Tredcor (Zambia) Limited        Zambia
+Tredcor Zimbabwe (Pvt) Limited        Zimbabwe
Tren Tyre Holdings (Pty) Ltd        South Africa
Trentyre Angola Lda        Angola
TrenTyre Ghana        Ghana
+Trentyre (Lesotho) (Pty) Ltd        Lesotho
+Trentyre Mozambique Lda        Mozambique
Trentyre (Namibia) (Pty) Ltd        Namibia
+Trentyre Properties (Pty) Limited        South Africa
+Trentyre (Pty) Ltd        South Africa
Trentyre Senegal SA        Senegal
Trentyre (Swaziland) (Pty) Limited        Swaziland
Trentyre Uganda Limited        Uganda
Tyre Maintenance Services Ltd        Zambia
*Tyre Services Great Britain Limited        England
Tyre Services (Pty) Ltd        Botswana
*Vulco Developpement        France
+Vulco Truck Services        France
Wingfoot Australia Partner Pty Ltd        Australia
Wingfoot Insurance Company Limited        Bermuda
Wingfoot Mold Leasing Company        Canada
*4 Fleet Group GmbH        Germany

(1)    Each of the subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2)    Each of the subsidiaries named in the foregoing list is directly or indirectly wholly-owned by the Registrant, except that: (i) each of the subsidiaries listed above marked by an asterisk preceding its name is directly or indirectly 75% owned by the Registrant; and (ii) in respect of each of the following subsidiaries (marked by a plus preceding its name) Registrant directly or indirectly owns the indicated percentage of such subsidiary’s equity capital: Compania Goodyear del Peru, S.A., 78.05%; Disfago Grundstücksverwaltungs GmbH & Co. Vermietungs KG, 70.50%; G.I.E. Goodyear Mireval, 78.57%; Goodyear India Ltd, 74%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri TAS, 74.60%; Goodyear Malaysia Berhad, 51%; Goodyear Marketing & Sales Sdn. Bhd., 51%; Goodyear Philippines, Inc., 88.54%; Goodyear-SRI Global Purchasing Company, 80%; Goodyear SRI Global Purchasing Yugen Kaisha, 80%; Goodyear-SRI Global Technologies LLC, 51%; Goodyear Taiwan Limited, 94.22%; Goodyear (Thailand) Public Company Limited, 66.79%; Holding Rhodanienne du Pneumatique-HRP, 74.99%; Polar Retreading Products (Pty) Limited, 69.93%; P.T. Goodyear Indonesia Tbk, 85%; Safe-T-Tyre & Exhaust (Pty) Ltd., 69.93%; Sandton Wheel Engineering (Pty) Limited, 69.93%; Societe Savoisienne de Rechapage, 74.99%; SSR-Pneu Savoyard, 74.99%; Tire Company Debica S.A., 76.40%; Tredcor (Tanzania) Ltd, 90%; Tredcor Zimbabwe (Pvt) Limited, 51%; Trentyre (Lesotho) (Pty) Ltd, 69.93%; Trentyre Mozambique Lda, 70%; Trentyre Properties (Pty) Limited, 69.93%; Trentyre (Pty) Ltd, 69.93%; and Vulco Truck Services, 74.99%.

(3)    Except for Wingfoot Corporation, at December 31, 2013, the Registrant did not have any majority owned subsidiaries that were not consolidated.